UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

SOLITARIO ZINC CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	Regulation FD Disclosure.

On April 27, 2018, Solitario Zinc Corp. (“Solitario”) issued a press release announcing the sale of its non-producing Yanacocha royalty interest to Minera Los Tapados S.A., a wholly owned subsidiary of Newmont Mining Corporation (NYSE: NEM) for approximately US$501,500 in cash. The sale was effected through Solitario’s wholly owned subsidiary Minera Solitario Perú S.A.C. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this report:

99.1	Press release, dated April 27, 2018

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions, operating costs, and receipt of working capital, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond Solitario’s ability to predict or control. Solitario disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 30, 2018

Solitario Zinc Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer